                 GOLDEN STATE BANCORP INC. AND SUBSIDIARIES          EXHIBIT 99F

                 NON-PERFORMING ASSETS AND RESTRUCTURED LOANS
                            (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

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
                                            Mar. 31          Dec. 31          Sept. 30         June 30         Mar. 31
                                             1998              1997             1997            1997             1997
                                           ---------        ---------         ---------       ---------        ---------
Balances:
  Non-accrual loans                        $ 102,788        $ 103,690         $ 129,911       $ 140,295        $ 153,402
  Real estate owned and other assets          34,848           48,451            60,338          64,663           71,371
                                           ---------        ---------         ---------       ---------        ---------
  Total non-performing assets              $ 137,636        $ 152,141         $ 190,249       $ 204,958        $ 224,773
                                           =========        =========         =========       =========        =========

  Restructured loans                       $  20,123        $  20,262         $  33,251       $  31,064        $  31,342
                                           =========        =========         =========       =========        =========

Percent of total assets:
  Non-accrual loans                             0.65%           0.65%             0.79%           0.86%            1.00%
  Real estate owned and other assets            0.21%           0.30%             0.37%           0.40%            0.46%
                                           ----------       ---------         ---------       ---------        ---------
  Total non-performing assets                   0.86%           0.95%             1.16%           1.26%            1.46%
                                           ==========       =========         =========       =========        =========
  Restructured loans                            0.13%           0.13%             0.20%           0.19%            0.20%
                                           ==========       =========         =========       =========        =========
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